UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2003
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                              NEMATRON CORPORATION
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             (Exact name of registrant as specified in its charter)

       Michigan                       0-21142                   38-2483796
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(State or other jurisdiction        (Commission               (IRS Employer
       of incorporation)            File Number)            Identification No.)

                 5840 Interface Drive, Ann Arbor, Michigan 48103
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (734) 214-2000
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       (Former name or former address, if changed since last report)




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Item 5 - Other Events

On May 16, 2003, Nematron Corporation issued the following press release concerning its operations for its first quarter ending March 31, 2003.

                  Nematron Announces First Quarter 2003 Results

Ann Arbor, MI, May 16, 2003 -- Nematron Corporation (Amex: NMN), a leading producer of PC-based industrial control solutions, announced today its operating results for its first quarter ended March 31, 2003.
         Revenue totaled $3,334,000 for the 1st quarter 2003, a decrease of 26.2% over the $4,519,000 in the year earlier period. The decrease results because in the first quarter 2002 Nematron recognized revenue of $698,000 from two opportunities that did not recur in 2003, and none of the revenue was burdened by cost of goods sold. A total of $373,000 in 2002 was derived from recognizing revenue previously not recorded for application support services provided at four engine assembly plants that had been deferred pending certainty of collection. Additionally, a total of $325,000 was recorded in 2002 from legacy software licenses to a foreign customer. Absent such revenue of $698,000 in 2002, revenue in the first quarter 2002 would have been $3,821,000, and the decrease in revenue on a pro forma basis for the current period would have been $487,000, or 12.7% that is attributable to the continuing soft market for industrial controls. The Company experienced a revenue decline of 33% in its application services business as customers postponed certain installation work to future periods, and hardware repair business declined 65% compared to the same period last year as customers postponed repair business because of spending and budget concerns. Although there was a 29% decrease in sales of legacy ICC computers, the sales of the recently introduced Delta family of computers increased by 73%.
         Gross profit margin for the 1st quarter 2003 decreased to 19.5% from 31.8% in the year earlier period. After adjusting for the special revenue recorded in 2002 as discussed above, the gross margin in 2002 would have been 19.3%. The increase in pro forma gross margin of 0.2% results from the effects of fixed costs on lower margins, offset in part by product cost reductions.
         Net loss for the first quarter 2003 was $800,000 ($0.05 per share) compared with a net loss of $193,000 ($0.01 per share) for the first quarter 2002. Absent the special revenue recorded in 2002, the loss for the first quarter 2002 would have been $891,000, compared to a loss of $800,000 for the first quarter of the current year.
         Software product development expenses decreased $145,000, or 76.4%, in the current quarter compared to the year earlier quarter resulting from a reduction in new development work and lower staff levels due to recent introductions of developed products. Selling, general and administrative charges decreased $83,000, or 6.4%, because of cost reduction initiatives over the last several quarters.
          Interest expense increased by $43,000 in the current quarter compared to the year earlier period resulting from higher average borrowing levels during the current quarter.
         "Continued low capital spending levels contributed significantly to the loss, despite our success in reducing discretionary spending at all levels," said Matt Galvez, President and CEO. Mr. Galvez further stated, "Despite overall lower customer spending, we experienced a significant increase in sales of our new Delta industrial computers during the current quarter. Also, despite reduced prices for all hardware products because of fierce competition, Nematron's margins held firm, and we were successful in further reducing operating expenses. We remain committed to expanding our product offering and further

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reducing costs and we are seeking additional operating expenses reductions. Our engineering staff has been successful in designing and releasing low-cost and feature-rich products right for the controls marketplace to drive up revenue levels and operating results when the market emerges from current depressed levels. Additionally, we continue to work on improving our distribution network in anticipation of an increase in market demand for control products and services."
         The discussion in this news release includes forward-looking statements based on current management expectations. Factors that could cause future results to differ from these expectations include: a change in general economic conditions, competitive factors (such as the introduction or enhancements of competitive products and pricing pressures), reductions in product demand, changes in customer requirements, component price increases, product introduction delays, latent deficiencies in new products, and additional factors described in the Company's reports filed with the SEC.
          Nematron Corporation has been setting the standard for PC-based control and Operator Interface since the birth of the industry. Nematron introduced the first industrial control computers, the first Windows NT/2000 based real-time control software and holds numerous patents on advanced control and information system components. As the only company that manufactures a full line of embedded or open architecture control solutions, Nematron continues to satisfy customers in nearly every automated industry. For additional information about Nematron products and our world-class customer service visit www.nematron.com.

Operations Data:
 (Dollars in thousands)                       Three Months Ended March 31,
                                              ----------------------------
                                             2003         2002      % Change
                                             ----         ----      --------
Net revenues                                $3,334       $4,519      (26.2)%
Cost of revenues                             2,684        3,083      (12.9)
Gross profit                                   650        1,436      (54.8)

         Gross margin                         19.5%        31.8%     (38.7)
Operating expenses:
Product development costs                       45          190      (76.4)
Selling, general and administrative          1,204        1,286       (6.4)
                                             1,249        1,476      (15.5)
Operating loss                                (599)         (40)
Interest                                      (206)        (163)      26.1
Other, net                                       5           10      (55.9)
Loss before taxes                             (800)        (193)     314.4
Tax benefit                                     -            -
Net loss                                     $(800)       $(193)     314.4

EBITDA (Earnings (loss) before interest,
  taxes, depreciation & amortization)        $(442)        $213     (307.5)
Basic and diluted:
Loss per share                              $(0.05)      $(0.01)     (85.7)
Weighted average shares outstanding         15,745       15,745

                                       End

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Nematron Corporation

Date:  May 19, 2003                      /s/ David P. Gienapp
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                                                 Signature
                                         David P. Gienapp, Secretary



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